UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 30, 2008

PACKETEER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34017	77-0420107

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
10201 NORTH DE ANZA BLVD.
CUPERTINO, CALIFORNIA 95014
Registrant’s telephone number, including area code: (408) 873-4400
(Address and telephone number of registrant’s principal executive offices)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.	Changes in Control of Registrant.
     On April 20, 2008, the Company entered into an Agreement and Plan of Merger (the “Agreement”) with Blue Coat Systems, Inc., a Delaware corporation (“Blue Coat”), and Cooper Acquisition, Inc. (“Merger Subsidiary”), a Delaware corporation and a wholly owned subsidiary of Blue Coat. Pursuant to the Agreement, Blue Coat caused Merger Subsidiary to commence a tender offer for all of the outstanding shares of the Company’s common stock, par value $0.001 (the “Shares”), for $7.10 per Share (the “Offer Price”), subject to the satisfaction or waiver of the conditions disclosed in the Offer to Purchase on Schedule TO (as amended and supplemented from time to time, the “Offer to Purchase”) filed by Blue Coat and Merger Subsidiary with the Securities and Exchange Commission (the “SEC”) on May 1, 2008 (the “Offer”).
     The initial period of the Offer expired at 5:00 p.m., New York City time, on Friday, May 30, 2008. According to Computershare Trust Company, N.A., the depositary for the Offer, as of 5:00 p.m., New York City time, on Friday, May 30, 2008, 29,694,108 Shares were tendered pursuant to the Offer and not withdrawn (including 3,695,205 Shares which were tendered pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase). Merger Subsidiary has accepted for payment all Shares that were validly tendered and not withdrawn. Such Shares, together with the 3,559,117 Shares Blue Coat purchased on April 20, 2008 for $7.10 per Share from The Liverpool Limited Partnership and Elliott International, L.P. for an aggregate of approximately $25 million (the “First Purchase”), represent approximately 89.6% of all outstanding Shares.
     Based on the Offer Price and the percentage of outstanding shares tendered and accepted by Merger Subsidiary for payment, the aggregate value of the Shares purchased by Merger Subsidiary in connection with the Offer is approximately $236 million. A portion of the funds used by Merger Subsidiary to purchase the Shares pursuant to the Offer were from Blue Coat’s available cash and cash equivalents, and the remainder was received by Blue Coat from its sale and issuance of Zero Coupon Convertible Senior Notes due 2013 (the “Notes”) in the principal aggregate amount of $80 million and warrants to purchase an aggregate of 385,356 shares of Blue Coat’s common stock at an exercise price of $20.76 per share to Manchester Securities Corp. and Francisco Partners II, L.P. in a private placement and pursuant to the terms of a note and purchase agreement. Blue Coat filed the final form of Note with the SEC as Exhibit 4.01 to its Current Report on Form 8-K filed on June 3, 2008.
     On June 2, 2008, Blue Coat and Merger Subsidiary announced the results of the Offer and commencement of a subsequent offering period for all remaining untendered Shares, which will expire at 5:00 p.m., New York City time, on Thursday, June 5, 2007, unless Merger Subsidiary extends the subsequent offering period. During the subsequent offering period, holders of Shares who did not previously tender their Shares into the Offer may do so for a purchase price of $7.10 per Share, net to the holder in cash, without interest thereon, less any required withholding taxes, and subject to the terms and subject to the conditions described in Amendment No. 5 to the Tender Offer Statement on Schedule TO filed by Blue Coat and Merger Subsidiary with the SEC on June 2, 2008.
     The Agreement also provides that following the consummation of the Offer, including the subsequent offering period described above, Merger Subsidiary will be merged with and into the Company (the “Merger”), with the Company as the surviving corporation in the Merger. Blue Coat expects to acquire the remaining outstanding shares of the Company’s common stock pursuant to the Merger promptly following the expiration of the subsequent offering period, assuming Merger Subsidiary has acquired at least 90% of the outstanding common stock. All stockholders who did not tender their shares pursuant to the Offer, including in the subsequent offering period (other than stockholders who validly perfect appraisal rights under Delaware law), will receive $7.10 in cash, without interest thereon, for each Share held at the time of the Merger.
     Pursuant to the Agreement, upon acceptance of Shares for payment Blue Coat was entitled to designate a number of directors to the Company’s Board of Directors reflecting Blue Coat’s percentage beneficial ownership of the outstanding Company Shares. On June 1, 2008, resignations of each director of the Company, other than Craig Elliott, were accepted. At the same time, the number of authorized directors was reduced to three and Brian M. NeSmith and Keith Geeslin, each proposed by Blue Coat, were appointed as directors of the Company. Pursuant to the Agreement, the directors of Merger Subsidiary immediately prior to the effective time of the Merger will become the directors of the Company at the effective time of the Merger.

     To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.
IMPORTANT NOTICE:
This Current Report on Form 8-K is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any of the Company’s equity securities (“Shares”). The solicitation of offers to buy Shares has and will be made by Blue Coat and Merger Subsidiary only pursuant to the Offer to Purchase, the letter of transmittal and related documents filed with the SEC, mailed to record holders of the Shares and made available for distribution to beneficial owners of the Shares. Stockholders should read those materials carefully because they contain important information, including the various terms of, and conditions to, the Offer and the subsequent offering period. Stockholders can obtain the offer to purchase, the letter of transmittal and related documents without charge from the SEC’s website at www.sec.gov. Stockholders are urged to read carefully those materials prior to making any decisions with respect to the Offer and the subsequent offering period.
The Company has and will file a solicitation/recommendation statement with the SEC in connection with the Offer and the subsequent offering period and, if required, will file a proxy statement or information statement with the SEC in connection with the second-step merger (the “Merger”) following the Offer. The holders of Shares are strongly advised to read these documents if and when they become available because they will contain important information about the Offer and the Merger. The Company’s stockholders can obtain a free copy of the solicitation/recommendation statement and the proxy statement or information statement as well as other filings containing information about the Company, the Offer, the subsequent offering period and the Merger, if and when available, without charge, at the SEC’s Website at www.sec.gov. In addition, copies of the solicitation/recommendation statement, the proxy statement or information statement and other filings containing information about the Company, the Offer and the Merger may be obtained, if and when available, without charge, by directing a request to Packeteer, Inc., Attention: Chief Financial Officer, 10201 North De Anza Blvd., Cupertino, California 95014, Telephone No. (408) 873-4400.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Pursuant to the Agreement, each director of the Company, other than Craig Elliott, has resigned from the Board of Directors of the Company effective as of June 1, 2008. On June 1, 2008, the Board of Directors of the Company reduced the authorized number of directors to three and appointed Brian M. NeSmith and Keith Geeslin as directors of the Company. Such individuals were designated for appointment as directors by Blue Coat pursuant to the Agreement as described in Item 5.01 above, and their appointment provides Blue Coat with majority representation on the Board of Directors of the Company.
     Mr. NeSmith has served as President, Chief Executive Officer and a director of Blue Coat since March 1999. From December 1997 to March 1999, Mr. NeSmith served as Vice President of Nokia IP, Inc., a security router company, which acquired Ipsilon Networks, Inc., an IP switching company, where Mr. NeSmith served as Chief Executive Officer from May 1995 to December 1997. From October 1987 to April 1995, Mr. NeSmith held several positions at Newbridge Networks Corporation, a networking equipment manufacturer, including Vice President and General Manager of the VIVID group. Mr. NeSmith holds a B.S. in Electrical Engineering from the Massachusetts Institute of Technology.
     Mr. Geeslin has served as a director of Blue Coat since June 2006. Mr. Geeslin has been a partner at Francisco Partners, a private equity firm, since January 2004. Prior to joining Francisco Partners, Mr. Geeslin spent 19 years with the Sprout Group. Mr. Geeslin joined Sprout in 1984, became a General Partner in 1988, and became Sprout’s Managing Partner in 2000. Earlier in his career, he was the general manager of a division of Tymshare, Inc., a provider of public computer and network services, and held various positions at its Tymnet subsidiary from 1980 to 1984. He was also previously a staff member of the U.S. Senate Commerce Committee. Mr. Geeslin serves on the board of directors of CommVault Systems, Inc., Hypercom Corporation and Synaptics Incorporated. Mr. Geeslin holds a B.S. in Electrical Engineering and an M.S. in Engineering and Economic Systems, both from Stanford University, as well as an M.A. in Philosophy, Politics and Economics from Oxford University.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Packeteer, Inc.
Date: June 3, 2008	By:	/s/ Dave Côté
		Name:	Dave Côté
		Title:	President and Chief Executive Officer

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